Exhibit 2.6

ANNEX 21

(CVM Instruction Nº 481/09)

INFORMATION ABOUT THE FINANCIAL ADVISORS

1. List the financial advisors recommended by the administration

In compliance with the provisions of article 12 of the Company’s Bylaws, and the norms set by article 45, paragraphs 3 and 4 of Law No. 6,404/76, the Board of Directors of the Company, at a meeting held on August 26, 2011, decided to submit to the meeting of the shareholders of the Company a list of three financial advisors responsible for preparing the economic valuation of the shares of the Company for purposes of determining the redemption value of the shares in the split-off and merger of the shares of the Company by Coari Participações S.A., which consists of the following advisors:

(i)

Citi Group Global Market Inc., with headquarters at Greenwich Street, 388, in the city of New York, State of New York, United States of America and Citigroup Global Markets Assessoria Limitada, with headquarters at Avenida Paulista, 1.111 – 18th floor, in the city of São Paulo, capital of the State of São Paulo, Brazil;

(ii)

Barclays Capital, involving its affiliated Banco Barclays S.A., with headquarters at Praça Professor José Lannes, 40, 5th floor, São Paulo, SP 04571-100 and enrolled with the Corporate Taxpayers’ Registry (CNPJ/MF) No. 61.146.577/0001-09;

(iii)

Banco Votorantim S.A., with headquarters at Avenida das Nações Unidas, 14.171, Torre A, 16th floor, 04794-000, São Paulo, SP and enrolled with the Corporate Taxpayer’s Registry (CNPJ/MF) No. 59.588.111/0001-03.

2. Describe the capacity of the recommended financial advisors

Citi Group Global Market Inc

•	Ranked among the “top Banks” in M&A/ECM

•	Relevant expertise in the industry

•	Extensive work history as strategic financial advisor for the largest Brazilian and global companies

Barclays Capital

•	Senior team in M&A with material experience in the industry and its regulatory matters

•	Experience, expertise in the Brazilian market, with a significant local presence

•	Direct and significant experience in the communications industry in Brazil

Banco Votorantim S.A.

•	Consistently increased its market position, ranking among the 7 largest banks in Brazil in number of total assets

•	3rd largest private bank in Brazil

•	Outstanding performance in M&A transactions

3. Provide a copy of the proposed work and payment of the recommended financial advisors

Copies of the proposal of the scope of work and compensation of the financial advisors recommended by the Board of Directors of the Company for preparing an economic valuation of the shares of the Company were provided to the shareholders of the Company through the IPE System (Sistema IPE) and can be viewed on the website of the CVM (www.cvm.gov.br) and BM&FBOVESPA (www.bmfbovespa.com.br).

4. Describe any material relationship in the last three (3) years between the recommended financial advisors and the Company’s related parties, as defined by the accounting rules relating to this matter

Collections

Votorantim

Company	2008	2009	2010	2011
	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)

* None.

Barclays
	2008	2009	2010	2011
Company	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)

* None.

Citibank

	2008	2009	2010	2011
Company	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)	Volume of collections for the year (in millions of R$)
Telemar Norte Leste S.A. (1)	193.3	560.5	269.1	93.7
TNL PCS S.A (1)	324.0	2,423.2	2,918.9	1,534.1
Brasil Telecom S.A (1)	20.1	11.5	9.1	5.0
14 Brasil Telecom Celular S.A (1)	1.3	1.1	0.7	0.3

(1)	Volume of collections of Oi from clients received through Citibank.

Financial instruments

Votorantim

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of June 30 (R$ millions)	Total amount transacted for the year (R$ millions)
Brasil Telecom Participações S.A (1) (3)	—	—	—	293.2	—	—	—	—
Brasil Telecom S.A (3)	—	—	0.5	0.0	0.6	0.6	0.0	0.0
Tele Norte Leste Participações S.A (3)	0.0	—	0.0	—	0.0	—	0.0	—
Telemar Norte Leste S.A (3)	0.8	—	0.8	0.7	0.8	0.8	0.7	0.7
TNL PCS S.A (3)	0.4	—	0.7	0.7	0.4	0.5	0.3	0.3
Amazônia Celular S.A (2) (3)	0.2	47.0	—	—	—	—	—	—

(1)	Brasil Telecom Participações S.A merged into Brasil Telecom S.A in 2009
(2)	Amazônia Celular S.A merged into TNL PCS S.A in 2009
(3)	Amounts as of December 31 refer to the value of existing financial instruments accounted for according to the accounting practices of the Company.

Barclays

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of June 30 (R$ millions)	Total amount transacted for the year (R$ millions)
Telemar Norte Leste S.A (3) (4)	—	100.0	—	—	—	—	—	—

(3)	Amounts as of December 31 refer to the value of existing financial instruments accounted for according to the accounting practices of the Company.
(4)	Transaction obtained and matured in 2008.

Citibank

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of June 30 (R$ millions)	Total amount transacted for the year (R$ millions)
Telemar Norte Leste S.A (3) (5)	—	100.0	—	—	—	—	—	22.3
TNL PCS S.A (3)	—	—	—	—	—	—	—	380.9
Brasil Telecom S.A (3)	—	—	—	—	—	—	—	16.1
14 Brasil Telecom Celular S.A (3)	—	—	—	—	—	—	—	96.4

(3)	Amounts as of December 31 refer to the value of existing financial instruments accounted for according to the accounting practices of the Company.

(5)	Transaction obtained and matured in 2008.

Derivatives

Votorantim

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)
Telemar Norte Leste S.A. (1) (3)	(68.7)	—	(62.3)	—	(32.8)	44.8	(15.8)	—
Tele Norte Leste Participações S.A (2) (3)	(15.3)		(13.2)		(5.0)

(1)	NDF transaction obtained and matured in 2010. Derivative transactions obtained in 2004 with accumulated notional amount of R$18 million maturing in 2012
(2)	Derivative transactions obtained in 2004 with accumulated notional amount of R$10.2 million maturing over 2010 and 2011.
(3)	Amounts as of December 31 refer to the net adjustment (accrual – accounting curve) of the existing derivatives on the date, according to the accounting practices of the Company.

Barclays

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)
Telemar Norte Leste S.A. (3) (4) (5)	69.61	446.43	—	798.7	—	90.0	—	—

(4)	NDF transaction obtained and matured in 2009.
(5)	NDF transaction obtained and matured in 2010.

(3)	Amounts as of December 31 refer to the net adjustment (accrual – accounting curve) of the existing derivatives on the date, according to the accounting practices of the Company.

Citibank

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)
Telemar Norte Leste S.A. (3)	(17.5)	941.0	(276.2)	1,170.6	(124.2)	89.4	(135.5)	81.4
Brasil Telecom S.A. (3) (6)	(109.1)	—	(99.3)	—	(35.3)	—	—	—

(3)	Amounts as of December 31 are related to the net adjust (accrual – accounting curve) of derivatives on the date, according to the accounting practices of the Company.
(6)	Derivative transactions obtained in 2004 with accumulated notional of R$19.4 million maturing over 2008, 2009, 2010 and 2011.

Debt

Votorantim

Company	2008	2009	2010	2011
	Description/Timeline
Brasil Telecom S.A.	Indirect BNDES obtained in 2006 maturing in 2014 – Outstanding balance as of June 30 - R$29.5 million
Barclays
Company	2008	2009	2010	2011
	Description/Timeline

*	None.

Citibank

Company	2008	2009	2010	2011
	Description/Timeline
Telemar Norte Leste S.A.	___________	Leader Coordinator in a BOND issuance in April 2009. Value of the BOND: US$750 million - 9.5% due to 2019
	Leader Coordinator in obtaining loan from Banco Internacional JBIC in 2007. Value of the loan US$360 million.
	Coordinator of the 1st Public Issue of Debentures of Telemar in 2006. R$2.2 billion in two series.

Guarantees

Votorantim

	2008		2009		2010		2011
Company	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of June 30 (R$ millions)	Total amount contracted for in the year (R$ millions)
Telemar Norte Leste S.A (1)	139.2	139.2	139.2	—	250.4	154.1	250.4	—
TNL PCS S.A. (1)	18.5	18.5	18.5	—	27.0	8.5	9.5	—
Brasil Telecom S.A. (1)	372.4	372.4	368.7	—	402.8	94.4	402.8	—
14 Brasil Telecom Celular S.A. (1)	—	—	—	—	0.1	3.8	0.1	—

(1)	Amounts as of December 31 refer to the amount obtained from guarantee with the counterparty.

Barclays

	2008		2009		2010		2011
Company	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of June 30 (R$ millions)	Total amount contracted for in the year (R$ millions)

*	None.

Citibank

Company	2008		2009		2010		2011
	As of December 31, (in millions of R$)	Total obtained in the year (in millions of R$)	As of December 31, (in millions of R$)	Total obtained in the year (in millions of R$)	As of December 31, (in millions of R$)	Total obtained in the year (in millions of R$)	As of June 30, (in millions of R$)	Total obtained in the year (in millions of R$)

*	None.

Purchase of PT shares

Votorantim

	2008	2009	2010	2011
Company	Description/Timeline

* None.

Barclays

Company	2008	2009	2010	2011
	Description/Timeline
Telemar Norte Leste S.A.	______________________________________________________________			Coordinator of a Program to Purchase of Shares of Portugal Telecom (3.2% Market Share)

Citibank

Company	2008	2009	2010	2011
	Description/Timeline
	______________________________________________________________			Coordinator of a Program to Purchase of Shares of Portugal Telecom (4% Market Share)